Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cenveo, Inc. and subsidiaries
Stamford, CT

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-26743, 333-61467, 333-74490, 333-118861, 333-153447, 333-161927, 333-166929, 333-176289, 333-178203 and 333-161925) of Cenveo, Inc. of our reports dated February 26, 2016, relating to the consolidated financial statements, and the effectiveness of Cenveo, Inc.'s internal control over financial reporting, which appear in this Form 10-K.

/S/ BDO USA, LLP
New York, New York
February 26, 2016